                                                            EXHIBIT NO. 3


                             State of Delaware

                      OFFICE OF THE SECRETARY OF STATE
                      ________________________________




     I,  EDWARD J. FREEL, SECRETARY OF  STATE OF THE STATE  OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS  A TRUE AND CORRECT COPY OF  THE CERTIFICATE

OF MERGER, WHICH MERGES:

     "DDC ACQUISITION COMPANY", A DELAWARE CORPORATION,

     WITH   AND  INTO  "DUAL  DRILLING  COMPANY"  UNDER  THE NAME  OF  "DDC

ACQUISITION COMPANY", A  CORPORATION ORGANIZED AND EXISTING  UNDER THE LAWS

OF THE  STATE OF  DELAWARE, AS  RECEIVED AND  FILED IN  THIS OFFICE  ON THE

TWELFTH DAY OF JUNE, A.D. 1996, AT 12:15 O'CLOCK P.M.

     A  CERTIFIED COPY OF THIS  CERTIFICATE HAS  BEEN FORWARDED TO  THE NEW

CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








[ S E A L ]


                              /S/ EDWARD J. FREEL, SECRETARY OF STATE
                              ---------------------------------------
                                  Edward J. Freel, Secretary of State


2230051  8100M                AUTHENTICATION:     7982763

960170964                               DATE:     06-12-96



               CERTIFICATE OF MERGER OF DOMESTIC CORPORATIONS
                                     OF
                          DDC ACQUISITION COMPANY
                                MERGING INTO
                           DUAL DRILLING COMPANY



     Pursuant to Section 251 of the General Corporation Law of the State of Delaware, DUAL DRILLING COMPANY adopts the following Certificate of Merger (the "Certificate") for the purpose of merging DDC Acquisition Company, a Delaware corporation, with and into DUAL DRILLING COMPANY (collectively, the "the Constituent Corporations").

     1. The names of the Constituent Corporations and the states under the laws of which they are incorporated are:

          Name of Corporation                          State
          -------------------                          -----

          DDC Acquisition Company                      Delaware

          DUAL DRILLING COMPANY                        Delaware

     2. An Agreement and Plan of Merger (the "Plan") has been approved, adopted, certified, and acknowledged by DDC Acquisition Company, DUAL DRILLING COMPANY and ENSCO International Incorporated (DDC Acquisition Company's parent) in the manner prescribed by the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation is DUAL DRILLING COMPANY (the "Surviving Corporation"). The Surviving Corporation will be governed by the laws of the State of Delaware and the Certificate of Incorporation of the Surviving Corporation, as amended and restated as provided in Exhibit "A" attached hereto. The name of the Surviving Corporation shall be changed to DDC Acquisition Company.

     4. The executed Plan is on file at the principal place of business of the Surviving Corporation, which is 5956 Sherry Lane, Suite 1500, Dallas, Texas 75225 and a copy of the Plan will be furnished by the Surviving Corporation on request and without cost to any stockholder of any of the Constituent Corporations.

     IN WITNESS WHEREOF, this certificate was executed for and on behalf and in the name of the undersigned corporation by its President and Chief Executive Officer on June 12, 1996.


DUAL DRILLING COMPANY


By: /S/ L. H. DICK ROBERTSON
    -----------------------------
    L. H. Dick Robertson, President
    and Chief Executive Officer


                                 EXHIBIT A
                                 ----------

                                  RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                          DDC ACQUISITION COMPANY



                                 ARTICLE I
                                 ---------

     The  name  of   the  corporation  is  DDC   Acquisition  Company  (the
"Corporation").


                                 ARTICLE II
                                 ----------

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                ARTICLE III
                                -----------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                 ARTICLE IV
                                 ----------

     The total number of shares of stock which the Corporation shall have the authority to issue is Ten Thousand (10,000) shares of Common Stock, par value $0.10 per share.

                                 ARTICLE V
                                 ---------

     The name and address of the incorporator is as follows:

          Name                             Mailing Address
          ----                             ---------------

          Incorporating Services, Ltd.     15 East North Street
                                           Dover, Delaware 19901





                                 ARTICLE VI
                                 ----------

     The powers of the incorporator are to terminate upon the filing of this certificate of incorporation, and the name and mailing address of the persons who are to serve as the board of directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:

          Names of Directors            Mailing Address
          ------------------            ---------------

          William S. Chadwick, Jr.      2700 Fountain Place
                                        1445 Ross Avenue
                                        Dallas, Texas  75202


          C. Christopher Gaut           2700 Fountain Place
                                        1445 Ross Avenue
                                        Dallas, Texas  75202


          H. E. Malone                  2700 Fountain Place
                                        1445 Ross Avenue
                                        Dallas, Texas  75202


                                ARTICLE VII
                                -----------

     Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.


                                ARTICLE VIII
                                ------------

     The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal bylaws of the Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

                                 ARTICLE IX
                                 ----------

     No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any persons (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is




present at or participates in the meeting of the board or committee which authorized the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                 ARTICLE X
                                 ---------

     The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article X is in effect. Any repeal or amendment of this Article X shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article X. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter by amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of


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proving  such defense shall be on the  Corporation.  Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made this determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible to the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs,
executors,  administrators,  and  personal  representatives.    The  rights
conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.


                                 ARTICLE XI
                                 ----------

     Whensoever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and it stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



                                ARTICLE XII
                                -----------

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article XII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.




























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